Exhibit 23.1

[Letterhead of Deloitte & Touche LLP]
INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Schering-Plough Corporation and subsidiaries on Form S-3 of our reports dated February 15, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Schering-Plough Corporation and subsidiaries for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP


February 5, 2003